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                                                                Exhibit 5.01


                                        April 11, 1996


Integrated Systems, Inc.
3260 Jay Street
Santa Clara, California 94103-4945

                RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 submitted by you for filing with the Securities and Exchange Commission on April 11, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,070,000 shares of your Common Stock (each a "Share"), up to 1,570,000 of which are presently issued and outstanding or will be issued pursuant to the exercise of options and outstanding prior to the date of the closing of the offering, and will be sold by certain Selling Stockholders (the "Selling Stockholders").

        As your securities counsel, we have examined the proceedings taken or to be taken by you in connection with the issuance by you of the up to 1,570,000 Shares that may be sold by the Selling Stockholders. We have also examined the proceedings taken by you in connection with the proposed issuance of the up to 500,000 Shares that may be sold by you.

        It is our opinion that the up to 1,570,000 Shares that may be sold by the Selling Stockholders are, or upon the exercise of options, when issued and sold in the manner providedin such option documents will be, legally issued, fully paid and nonassessable, and the up to 500,000 Shares that may be issued and sold by you, when issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.


                                        Very truly yours,



                                        FENWICK & WEST